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                                                                      Exhibit 23





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of
J. C. Penney Funding Corporation:


We consent to incorporation by reference in: (1) the Registration Statement (No. 2-91101) on Form S-8; (2) the Registration Statement (No. 33-28390) on Form S-8; (3) the Registration Statement (No. 33-59666) on Form S-8; (4) the Registration Statement (No. 33-59668) on Form S-8; (5) the Registration Statement (No. 33-66070) on Form S-8; and (6) the Registration Statement (No. 33-66072) on Form S-8 of J. C. Penney Company, Inc. of our report dated February 24, 1994, relating to the balance sheets of J. C. Penney Funding Corporation as of January 29, 1994, January 30, 1993, and January 25, 1992, and the related statements of income, reinvested earnings, and cash flows, and related selected financial data for the years then ended, which report appears in the 1993 Annual Report of J. C. Penney Funding Corporation, which Annual Report is incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Funding Corporation for the year ended January 29, 1994.


                                                          /s/ KPMG Peat Marwick
                                                          KPMG Peat Marwick


Dallas, Texas
April 6, 1994